Exhibit 10.3

AMENDMENT NO. 5 TO AMENDED AND RESTATED
RECEIVABLES TRANSFER AGREEMENT

AMENDMENT NO. 5 TO AMENDED AND RESTATED RECEIVABLES TRANSFER AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this “Amendment”), effective as of February 28, 2015 (the “Effective Date”), is entered into by and among TSPC, INC., a Nevada corporation, as transferor (in such capacity, the “Transferor”), TRIMAS CORPORATION, a Delaware corporation, as collection agent (in such capacity, the “Collection Agent”), TRIMAS COMPANY, LLC, a Delaware limited liability company, as guarantor (in such capacity, the “Guarantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, successor by merger to Wachovia Bank, National Association, individually (in such capacity, the sole “Purchaser”), as letter of credit issuer (in such capacity, together with its successors in such capacity, the “LC Issuer”) and as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the parties hereto have entered into that certain Amended and Restated Receivables Transfer Agreement dated as of September 15, 2011, as amended by Amendment No. 1 to the Amended and Restated Receivables Transfer Agreement dated as of June 29, 2012, Amendment No. 2 to the Amended and Restated Receivables Transfer Agreement dated as of December 17, 2012, Amendment No. 3 to the Amended and Restated Receivables Transfer Agreement dated as of April 17, 2014, and Amendment No. 4 to the Amended and Restated Receivables Transfer Agreement dated as of November 26, 2014 (as amended, amended and restated, or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the parties wish to amend the Agreement on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and among the parties as follows:

1.0Amendments. Effective as of the Effective Date:

1.1	Schedule A to the Agreement is hereby amended to amend and restate in its entirety the definition of “LIBOR Market Index Rate” to read as follows:
“LIBOR Market Index Rate” shall mean, for any day, the one-month Eurodollar Rate for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page; provided, however, that in the event the reported rate is less than 0%, the “LIBOR Market Index Rate” shall be deemed to be 0%.

1.2
Exhibit A to the Agreement is hereby amended by inserting behind the last page of Exhibit A the Credit and Collection Policy of Allfast Fastening Systems, LLC, as set forth in Annex I to this Amendment.

1.3	Exhibit B to the Agreement is hereby amended and restated in its entirety to read as set forth in Annex II to this Amendment.

1.4	Exhibit H to the Agreement is hereby amended and restated in its entirety to read as set forth in Annex III to this Amendment.
2.0Representations and Warranties. In order to induce the Administrative Agent, the LC Issuer and the sole Purchaser to enter into this Amendment, each of the Transferor, the Guarantor and the Collection Agent (each, a “Transferor Party”) hereby represents and warrants to the Administrative Agent, the LC Issuer and the sole Purchaser as follows:
(a)Entity and Governmental Authorization; Contravention. The execution, delivery and performance by such Transferor Party of this Amendment are within its corporate or limited liability company powers, as the case may be, have been duly authorized by all necessary corporate or limited liability company action, as applicable, require no action by or in respect of, or filing with, any Official Body or official thereof, and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Certificate of Incorporation or the By-Laws (or other organizational documents) of such Transferor Party, or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon such Transferor Party, or result in the creation or imposition of any Adverse Claim on the assets of such Transferor Party (except those created by the Agreement).
(b)Binding Effect. The Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of such Transferor Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the rights of creditors and general equitable principles (whether considered in a proceeding in equity or at law).
(c)Consents, Licenses, Approvals, Etc. No consents, including, without limitation, consents under loan agreements and indentures to which such Transferor Party is a party), licenses or approvals are required in connection with the execution, delivery and performance by such Transferor Party of this Amendment, or the validity and enforceability against such Transferor Party of this Amendment, except such consents, licenses and approvals as have already been obtained and that remain in full force and effect on the date hereof.
3.0Conditions Precedent. This Amendment shall become effective when each of the following conditions precedent has been satisfied:

(a)	The Administrative Agent shall have received counterparts of this Amendment, duly executed by each of the parties hereto;

(b)
The Administrative Agent shall have received counterparts of Amendment No. 5 to Amended and Restated Receivables Purchase Agreement, duly executed by each of the parties thereto, together with all closing documents required thereunder;

(c)
The Administrative Agent’s counsel shall have received payment in full of its reasonable fees and disbursements in connection with the preparation, negotiation, and closing of this Amendment and the other documents required to be delivered to it hereunder; and

(d)
Each of the representations and warranties contained in Section 2 of this Amendment shall be true and correct in all material respects, it being understood that the foregoing materiality qualifier shall not apply to any representation that itself contains a materiality threshold.

4.0	Miscellaneous.
4.1.    This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
4.2.    Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in The City of New York for purposes of all legal proceedings arising out of or relating to this Amendment or the transactions contemplated hereby. Each of the parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 4.2 shall affect the right of any party hereto to bring any action or proceeding against any party hereto or its respective properties in the courts of other jurisdictions.
4.3.    This Amendment may be executed in two or more counterparts thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by electronic mail with a .PDF or other image of a signed counterpart attached shall be effective as delivery of a manually executed counterpart of this Amendment to the fullest extent permitted by applicable law.
4.4.    This Amendment will inure to the benefit of and be binding upon the parties hereto and their respective successors, transferees and permitted assigns.
4.5.    The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.
4.6.    Each of the parties hereto hereby waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise among any of them arising out of, connected with, relating to or incidental to the relationship between them in connection with this Amendment. The provisions of this Section shall be continuing and shall survive any termination of the Agreement as amended hereby.
4.7.    By its signature below, the Guarantor hereby confirms that its Limited Guaranty set forth in Article IX of the Agreement remains in full force and effect as of the date hereof and after giving effect to this Amendment and to Amendment No. 5 to Amended and Restated Receivables Purchase Agreement of even date herewith.
<Signature pages follow>

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.
TSPC, INC., as Transferor

By: /s/ Joshua A. Sherbin
Name: Joshua A. Sherbin
Title: Secretary

TRIMAS CORPORATION, individually, as
Collection Agent

By: /s/ Joshua A. Sherbin
Name: Joshua A. Sherbin
Title: Vice President and Secretary

TRIMAS COMPANY, LLC, individually, as
Guarantor

By: /s/ Joshua A. Sherbin
Name: Joshua A. Sherbin
Title: Vice President, Secretary and Manager

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Purchaser, as LC Issuer and as Administrative Agent

By: /s/ Ryan C. Tozier
Name: Ryan C. Tozier
Title:     Vice President

ANNEX I
EXHIBIT A
CREDIT AND COLLECTION POLICY OF ALLFAST FASTENING SYSTEMS, LLC

	Department: Finance	Policy Number: AF-01
	Date Issued: March 17, 2015	Supersedes Number: Original
Prepared By: Finance
Approved By:
Title: CREDIT & COLLECTION POLICY
Purpose
The purpose of this policy is to ensure that sales and collection practices of Allfast Fastening Systems, LLC (the “Company”) are consistent with the Company’s goals of (i) maximizing profitable sales, (ii) minimizing its bad debt loss, (iii) minimizing the Company’s carrying costs with respect to accounts receivable and (iv) complying with the terms of the accounts receivable securitization program to which the Company is a party. This policy is the minimum requirement. Policies that exceed these requirements are acceptable so long as such additional requirements are not inconsistent with this policy.

Credit Extension	The Company will extend trade credit in the normal course of business, based on a customer’s financial strength, history of payments, industry practice and other objective and subjective criteria.
Miscellaneous
Procedures governing new account applications, credit files, obtaining historical payment information and reviewing payment trends should be conducted in a manner consistent with past business practices and designed to ensure the collectability of receivables.

Description of Credit Terms
The Company shall extend terms to its customers consistent with past business practices and as required to support strategies and goals with respect to sales growth and minimizing the write-offs of uncollectible accounts as well as the Company’s overall investment in accounts receivable.

Collection Efforts
Collection efforts shall include the following consistent with past practices:

A. The reports should include, but are not limited to, the following:

1. Monthly - Aged trial balance by customer.
2. Weekly - Similar information sufficient to assist credit and collection efforts.

B. In some instances, past due accounts will be turned over to a collection agency or attorney. Strong collection efforts should be initiated immediately when the account ceases to be a customer. When all collection efforts have been exhausted, the account should be turned over to a collection agency or an attorney.

C. Bankruptcies
1. Appropriate procedures should be in place to segregate receivables arising prior to a customer bankruptcy from those arising after a bankruptcy.
2. A Proof of Claim should be filed and other actions considered where appropriate.

D. Non-Sufficient Funds (N.S.F.) Checks
N.S.F. checks should be automatically redeposited whenever possible. If a check is returned for a second time, a prompt evaluation of the customer should be conducted by appropriate Company management, a decision should be made concerning terms and payment of the check.

E. Write-Off of Uncollectible Accounts
Write-off of uncollectible accounts should occur when all reasonable efforts and means of collection have been exhausted. Requests for the write-off of uncollectible accounts should be documented and reviewed and approved by the business unit controller. All accounts that have filed for bankruptcy protection or that have been turned over for collection should be considered for write-off.

Reserves for Uncollectible Accounts and Accounts Receivable Write-Offs
The Controller is responsible for recording and maintaining on behalf of the business unit an adequate level of reserves for uncollectible accounts based on historical performance of the collection of receivables, general economic conditions and customer specific financial conditions and other factors affecting the collectability of receivables. These assessments and analysis of reserve requirements are required to be prepared and documented at least quarterly in a manner consistent with past business practices.

After a write-off of an accounts receivable has occurred, the debts should continue to be monitored if there is future possibility of partial or full recovery. Claims or bankruptcies need to be tracked to ensure receipt of any recoveries.

Once an account receivable is approved for write-off, the balance will be removed from accounts receivable.

Deductions/ Discrepancies
An individual at each business unit designated by the General Manager, referred to herein as the Credit Manager/Controller will have the responsibility for establishing policies, controls, and procedures with respect to resolving customer deductions. The Controller also has the responsibility of reviewing deductions on a regular basis to ensure that all members of management are aware of problem areas and that steps are taken to resolve and eliminate their future occurrence.

The Controller also has the responsibility for addressing deductions in a timely manner. This includes determining the reason for the discrepancy, notifying the appropriate departments, following up to ensure that the discrepancy is being researched and resolved, and authorizing adjustments to be recorded in the accounts receivable sub-ledger and related general ledger control account.

Each business unit should establish a policy relating to the identification of, accounting for, and resolving discrepancies in payments from amounts invoiced. Such policy should include the following minimum requirements:

1. Circumstances in which an automatic write-off would occur, e.g., due to the size of the discrepancy, etc.;
2. The procedures to follow relating to other discrepancies for the prompt resolution of such discrepancies. This would include calling the customer to resolve discrepancies, working with other departments regarding the discrepancy, and prompt provision of additional documentation or copies of paperwork to the customer; and
3. Appropriate policies regarding approval of adjustments to accounts receivable amounts.

Cash Procedures
All payments (lock boxes, in-house deposits, wire transfers, etc.) should be posted on a prompt basis, consistent with past practices, to the accounts receivable sub-ledger. All customers should be instructed to make deposits to a lockbox. Customer payments not received through the lockbox will be deposited in the lockbox within one business day of receipt consistent with past practice. Cash items other than collections of receivables will not be deposited in lockbox accounts except in de minimus amounts consistent with past practice. Payments made by wire transfer or EDI methods may be made directly to the bank account associated with the lockbox. Changes to lockbox banks and related accounts will be made only at the direction of the Treasurer.

Other
The company will maintain adequate records of customer credit limit decisions, including but not limited to, initial extension of Credit, increases (decreases) in credit limits, periodic evaluation of a customer’s credit worthiness, etc., and back-ups of essential computer data.

Summary	This policy represents Allfast Fastening Systems, LLC’s Credit and Collection Policy.

ANNEX II
EXHIBIT B
LOCK-BOX ACCOUNTS

Bank Name	Account Number	Lockbox Number	Account Name
Wells Fargo Bank 420 Montgomery Street San Francisco, CA 94104	4019957786	843834	Allfast Fastening Systems, LLC
Wells Fargo Bank 420 Montgomery Street San Francisco, CA 94104	4124521154	203065	Arrow Engine Company
Wells Fargo Bank 420 Montgomery Street San Francisco, CA 94104	4124521162	774624	Cequent Consumer Products, Inc.
Wells Fargo Bank 420 Montgomery Street San Francisco, CA 94104	4124521188	774615	Cequent Performance Products, Inc.
Wells Fargo Bank 420 Montgomery Street San Francisco, CA 94104	4124521196	774609	Hi-Vol Products LLC
Wells Fargo Bank 420 Montgomery Street San Francisco, CA 94104	4124521204	774657	Keo Cutters, Inc.
Wells Fargo Bank 420 Montgomery Street San Francisco, CA 94104	4124521212	203061	Lamons Gasket Company
Wells Fargo Bank 420 Montgomery Street San Francisco, CA 94104	4000130013	N/A	Martinic Engineering, Inc.
Wells Fargo Bank 420 Montgomery Street San Francisco, CA 94104	4124521220	3272	Monogram Aerospace Fasteners, Inc.
Wells Fargo Bank 420 Montgomery Street San Francisco, CA 94104	4124521279	203069	Norris Cylinder Company
Wells Fargo Bank 420 Montgomery Street San Francisco, CA 94104	4124521287	774633	Richards Micro-Tool, Inc.
Wells Fargo Bank 420 Montgomery Street San Francisco, CA 94104	4124521295	774640	Rieke Corporation

ANNEX III

EXHIBIT H
TRADE NAMES

Corporate Name	Trade and Other Names Since 05/04
Allfast Fastening Systems, LLC	Allfast Fastening Systems, Inc.
Arrow Engine Company	None
Cequent Performance Products, Inc.	Cequent Electrical Products, Inc. Cequent Trailer Products, Inc. Cequent Towing Products, Inc. Hidden Hitch Acquisition Company Hitch ‘N Post, Inc.
Cequent Consumer Products, Inc.	Highland Group Corporation
Hi-Vol Products LLC	Fittings Products LLC
KEO Cutters, Inc.	None
Lamons Gasket Company	None
Martinic Engineering, Inc.	None
Monogram Aerospace Fasteners, Inc.	None
Norris Cylinder Company	None
Richards Micro-Tool, Inc.	None
Rieke Corporation	None